UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 8, 2024

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On May 10, 2024, Patterson Companies, Inc. (the “Company”) announced that Tim E. Rogan, who has served as President of Patterson Dental since July 2021, has stepped down from his role, effective immediately, and agreed to serve as an advisor to the Company until August 2, 2024 to facilitate a smooth transition. The Dental segment will continue to report to the Company’s Chief Operating Officer, Kevin Pohlman. The Company has initiated a search for a new leader for its Dental segment.

In connection with the transition, Mr. Rogan and the Company entered into a Transition & Separation Agreement, dated May 8, 2024, which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference herein. Under the terms of the agreement, Mr. Rogan will serve in a non-officer Special Advisor capacity through August 2, 2024 during which period he has agreed to be available to the Company to advise on certain matters at its sole request. On August 2, 2024, Mr. Rogan’s employment with the Company will end (the “Resignation Date”). The period between May 10, 2024 and the Resignation Date is the “Transition Period.” Mr. Rogan has also acknowledged and agreed to certain restrictive covenants as described below.

During the Transition Period, Mr. Rogan will (a) continue to be paid based on his current annual salary of $452,000, (b) remain eligible to receive non-equity incentive plan compensation for the fiscal year ended April 27, 2024 under the Company’s Management Incentive Compensation Plan (“MICP”), (c) continue to vest in his existing equity awards, and (d) remain eligible to participate in the Company’s employee benefit plans, subject to plan terms. Upon signing a supplemental release at the end of the Transition Period, Mr. Rogan will receive (a) a severance payment equal to the sum of (i) $678,000 (representing 1.5 years of salary) and (ii) the average of his MICP payments for fiscal years 2022, 2023 and 2024 (which amount for fiscal year 2024 has not yet been determined), which will be paid in installments over the course of 18 months, and (b) up to 18 months of Company-paid COBRA premiums. Mr. Rogan has acknowledged and agreed to certain post-employment non-compete and non-solicitation provisions for 18 months following the Resignation Date, among other restrictive covenants set forth in his Inducement, Severance & Change in Control Agreement, dated July 19, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10	Transition & Separation Agreement by and between Patterson Companies, Inc. and Tim E. Rogan, dated May 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: May 10, 2024	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary